Advantage Solutions Announces $100 Million Share Repurchase Authorization

Irvine, CA, November 9, 2021 -- Advantage Solutions Inc. (NASDAQ: ADV) (the “Company” or “Advantage”) today announced that its Board of Directors authorized an open-ended share repurchase program of up to $100 Million of the Company’s Class A common stock. Subject to prevailing market conditions, relevant securities laws and other considerations described further below, the Company intends to repurchase, in the open market or in other means, the Company’s Class A common stock. This share repurchase does not have an expiration date, but provides for suspension or discontinuation at any time.

This program will allow Advantage to be opportunistic in allocating capital to repurchase shares of its Class A common stock when management determines, at its discretion, two conditions are met:

1.	Advantage shares are trading at a meaningful discount to the Company’s conservative estimate of intrinsic value; and
2.	the returns from repurchasing shares compare favorably to the Company’s other options for capital deployment, including its expected high return M&A program and debt de-leveraging.

Advantage CEO Tanya Domier noted, “As long-term stewards and owners, we are excited to have the flexibility to invest opportunistically in the asset we know best – our own stock.” Dan Riff, Chief Investor Relations and Strategy Officer added, “With my investor hat on, I believe ADV’s share price is meaningfully disconnected from our expected healthy free cash flow growth, attractive returns on capital, and solid post-COVID outlook from here.”

About Advantage Solutions

Advantage Solutions is a leading business solutions provider committed to driving growth for consumer goods manufacturers and retailers through winning insights and execution. Advantage’s data and technology-enabled omnichannel solutions — including sales, retail merchandising, business intelligence, digital commerce and a full suite of marketing services — help brands and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies. Headquartered in Irvine, California, Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the timing, manner, amount, and overall impact of future purchases under the repurchase program, as well statements regarding free cash flow growth, returns on capital and post-COVID outlook. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of the COVID-19 pandemic and measures taken in response thereto. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Investors:
Dan Riff

Chief Investor Relations & Strategy Officer

Advantage Solutions

daniel.riff@advantagesolutions.net

Media:

Will Minton

Vice President, Corporate Marketing

Advantage Solutions

press@advantagesolutions.net